UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): November 26, 2003

                       Technology Investment Capital Corp.
             (Exact name of registrant as specified in its chapter)

        Maryland                      333-109055                 20-0118736
-----------------------------       -------------            ------------------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)



8 Sound Shore Drive, Suite 215, Greenwich, CT                      06830
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code 203-661-3122
                                                  -------------

          --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

The following press release was issued by Technology Investment Capital Corp. on November 21, 2003:

Technology Investment Capital Corp. Prices Initial Public Offering

Friday November 21, 10:39 am ET

Greenwich, CT, November 21/PRNewswire-FirstCall/ - Technology Investment Capital Corp. (Nasdaq: TICC) announced today that it priced its initial public offering of 8,695,653 shares of common stock at $15.00 per share, raising $130.4 million in gross proceeds. Shares are expected to be delivered on Wednesday, November 26th.

UBS Investment Bank acted as bookrunning lead manager for the transaction. Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated, RBC Capital Markets and JMP Securities acted as co-managers.

These securities are only being offered pursuant to a prospectus, which can be obtained from Technology Investment Capital Corp., or any of the underwriters named above. This release shall not constitute an offer to sell or the solicitation of an offer to buy. jurisdiction.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Technology Investment Capital Corp.
                       -----------------------------------
                                  (Registrant)

                       /s/ Jonathan H. Cohen
                       -----------------------------------
                                (Signature)

Date:  November 26, 2003

                       By:
                          --------------------------------


                       Title:  Chief Executive Officer
                               -------------------------------------------------